UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA-BIOTICS, INC. (Exact name of Registrant as specified in its charter)

Delaware	98-0393071
(State of incorporation or organization)	(IRS Employer Identification No.)
No. 999 Ningqiao Road Jinqiao Export Processing Zone Pudong, Shanghai 201206 People's Republic of China

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock $0.0001 par value	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |x |

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $0.0001 per share, of China-Biotics, Inc. (the “Company”) registered hereby is incorporated herein by reference to the information appearing under “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2008 (File No. 333-149685) and as declared effective by the Commission on April 1, 2008.

Item 2. Exhibits.

Under the instructions of Form 8-A relating to exhibits, no exhibits are required to be filed because no other securities of the Registrant are to be registered on an exchange on which other securities of the Registrant are registered and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA-BIOTICS, INC.

Date: July 15, 2008	By:	/s/ Song Jinan
Mr. Song Jinan
Chief Executive Officer